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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of various employee benefit plans of VTEL Corporation (Form S-8 Nos. 333-77733, 333,44533, 333-48885, 333-28499, 333-51822, 333-64212, 333-65472, 333-65464,
333-95754 and 333-65478) of our report dated September 18, 2001 with respect to the consolidated financial statements and schedule of VTEL Corporation included in its Annual Report (Form 10-K) for the year ended July 31, 2001, filed with the Securities and Exchange Commission.

                                                           /s/ ERNST & YOUNG LLP

Austin, Texas
October 29, 2001